UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.  Regulation FD Disclosure.

On April 21, 2020, Anterix Inc. issued a press release announcing that it will hold a conference call to discuss the draft 900 MHz Report and Order (the “R&O”) that the Federal Communications Commission (“Commission”) scheduled to consider at its Open Commission Meeting taking place on Wednesday, May 13, 2020 from 10:30 am to 12:30 pm EDT.  The R&O is related to the previously issued Notice of Proposed Rulemaking (“NPRM”) addressing use of the Part 90 900 MHz land mobile band.

Anterix will hold its conference call on Thursday, April 23, 2020, before the opening of the NASDAQ Stock Market, at 8:00 am EDT. To participate in the conference call, please dial +1-888-267-2845 and use the access code: 773455. There will also be a live, audio-only webcast available on the Company’s Investor Relations webpage at https://www.anterix.com/events/, where the related slide presentation will be posted prior to the start of the call. A replay of the call will be available which can be accessed at https://www.anterix.com/events/.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Investor Conference Call Press Release, dated April 21, 2020

Item

Item

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: April 21, 2020	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer